Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES YEAR END RESULTS

Minneapolis, MN (February 22, 2008)  —  Winmark Corporation (Nasdaq: WINA) announced today net income for the year ended December 29, 2007 of $3,044,800 or $.54 per share diluted, compared to net income of $3,338,200 or $.56 per share diluted, in 2006.  The fourth quarter 2007 net income was $853,000, or $.15 per share diluted, compared to $817,800, or $.14 per share diluted, for the same period last year.  Revenues for the year were $31,165,200, up from $27,370,500 in 2006.

John Morgan, Chairman and Chief Executive Officer, stated, “Our franchise business continues to perform to expectations due to the efforts of our outstanding group of franchisees and dedicated employees.  While our leasing business did not grow as fast as we had planned, we are confident that we have the potential for solid growth in the future.  As previously announced, our year end results were impacted by the change in accounting for our investment in Tomsten, Inc. (d/b/a Archiver’s).”

Winmark Corporation creates, supports and finances business.  At December 29, 2007, there were 851 franchises in operation under the brands Play It Again Sports®, Once Upon A Child®, Plato’s Closet®, Music Go Round® and there were 41 territories in operation under the Wirth Business Credit® brand.  An additional 53 retail franchises have been awarded but are not open.  In addition, at December 29, 2007, the Company had loans and leases equal to $43.9 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	December 29, 2007	December 30, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$1,253,000	$1,037,800
Receivables, less allowance for doubtful accounts of $52,200 and $66,900	2,312,300	2,203,500
Net investment in leases - current	10,554,900	5,777,400
Income tax receivable	166,300	812,700
Inventories	145,000	68,700
Prepaid expenses	1,104,900	1,435,100
Deferred income taxes	208,200	191,500
Total current assets	15,744,600	11,526,700

Net investment in leases - long term	31,331,600	12,474,000
Long-term investments	7,496,500	9,856,100
Long-term notes receivables, net	59,700	73,800
Property and equipment, net	667,400	573,500
Other assets	625,800	625,800
Deferred income taxes	1,021,200	882,600
	$56,946,800	$36,012,500

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current line of credit	$7,553,600	$600,000
Current renewable subordinated notes	3,535,900	3,239,600
Accounts payable	1,414,100	1,608,100
Accrued liabilities	2,501,900	2,029,700
Current discounted lease rentals	27,400	157,300
Rents received in advance	1,385,900	479,300
Current deferred revenue	1,132,300	1,116,100
Total current liabilities	17,551,100	9,230,100

Long-term line of credit	8,685,000	—

Long-term renewable subordinated notes	17,486,000	12,138,600

Long-term discounted lease rentals	—	41,000

Long-term deferred revenue	556,000	441,400

Shareholder’s Equity:
Common stock, no par, 10,000,000 shares authorized, 5,417,775 and 5,657,042 shares issued and outstanding	305,900	550,000
Retained earnings	12,362,800	13,611,400

Total shareholders’ equity	12,668,700	14,161,400
	$56,946,800	$36,012,500

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Quarter Ended		Fiscal Year Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
REVENUE:
Royalties	$5,238,700	$4,891,600	$20,446,800	$19,212,100
Leasing income	1,471,500	642,900	4,416,200	1,852,700
Merchandise sales	749,200	936,000	3,999,500	4,469,300
Franchise fees	422,600	265,000	1,724,100	1,245,700
Other	141,900	148,800	578,600	590,700
Total revenue	8,023,900	6,884,300	31,165,200	27,370,500

COST OF MERCHANDISE SOLD	717,700	904,700	3,837,200	4,283,300

LEASING EXPENSE	429,100	95,900	1,031,000	227,100

PROVISION FOR CREDIT LOSSES	181,800	103,900	603,700	340,700

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,877,100	4,460,100	19,267,400	17,157,900

Income from operations	1,818,200	1,319,700	6,425,900	5,361,500

GAIN (LOSS) FROM EQUITY INVESTMENTS	(15,000)	247,500	(359,600)	116,600

INTEREST EXPENSE	(354,900)	(299,400)	(1,456,800)	(728,700)

INTEREST AND OTHER INCOME	115,800	120,700	539,100	867,300

Income (loss) before income taxes	1,564,100	1,388,500	5,148,600	5,616,700

PROVISION FOR INCOME TAXES	(711,100)	(570,700)	(2,103,800)	(2,278,500)

NET INCOME (LOSS)	$853,000	$817,800	$3,044,800	$3,338,200

EARNINGS (LOSS) PER SHARE - BASIC	$.16	$.14	$.56	$.58

EARNINGS (LOSS) PER SHARE - DILUTED	$.15	$.14	$.54	$.56

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	5,417,846	5,642,866	5,472,020	5,791,503

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	5,531,493	5,819,279	5,591,087	6,006,969